EXHIBIT 99.1

PRESS RELEASE

DATE:	CONTACT:
May 10, 2016	Courtney Degener 213-271-1600

CADIZ INC. ANNOUNCES CALIFORNIA COURT OF APPEAL UPHOLDS WATER PROJECT’S ENVIRONMENT APPROVALS

3-Judge Panel Unanimously Affirms All 6 Rulings of the Lower Court

LOS ANGELES, CA – Today Cadiz Inc. [NASDAQ:CDZI] (“Cadiz”, the “Company”) is pleased to report that this morning the California Court of Appeals has issued a ruling affirming Orange County Superior Court’s six judgements validating the approvals for the Cadiz Valley Water Conservation, Recovery & Storage Project.

“We are extremely grateful for the Appellate Court opinion and its validation of the environmental review and approval of the Water Project,” said Cadiz CEO Scott Slater.

The Company will provide further updates as soon as possible.

About Cadiz

Founded in 1983, Cadiz Inc. is a publicly-held renewable resources company that owns 70 square miles of property with significant water resources in Southern California. The Company is engaged in a combination of organic farming and water supply and storage projects at its properties and abides by a wide-ranging “Green Compact” focused on environmental conservation and sustainable practices to manage its land, water and agricultural resources. For more information about Cadiz, visit http://www.cadizinc.com/.

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FORWARD LOOKING STATEMENT: This release contains forward-looking statements that are subject to significant risks and uncertainties, including statements related to the future operating and financial performance of the Company and the financing activities of the Company.  Although the Company believes that the expectations reflected in our forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Factors that could cause actual results or events to differ materially from those reflected in the Company’s forward-looking statements include the Company’s ability to maximize value for Cadiz land and water resources, the Company’s ability to obtain new financing as needed, the receipt of additional permits for the water project and other factors and considerations detailed in the Company’s Securities and Exchange Commission filings.